Exhibit 8.1

Montreal, April 27, 2015

Klox Technologies Inc.

275 Armand-Frappier Blvd.

Laval, Quebec H7V 4A7

Ladies and Gentlemen:

Re:	Klox Technologies Inc. Registration Statement on Form F-1

We have acted as Canadian counsel to Klox Technologies Inc., a corporation existing under the Canada Business Corporations Act (the “Corporation”), in connection with the registration by the Corporation pursuant to a registration statement (the “Registration Statement”) on Form F-1 filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), related to the proposed issuance by the Corporation of up to 5,520,000 common shares of its capital stock (the “Shares”), which includes up to 720,000 common shares issuable upon exercise of an over-allotment option proposed to be granted by the Corporation.

You have requested our opinion concerning the statements in the Registration Statement under the heading “Canadian Federal Income Tax Information”. This opinion is being delivered in connection with the Registration Statement, to which this opinion appears as an Exhibit.

In connection with rendering our opinion, we have examined and relied on the Registration Statement and such other documents as we have deemed necessary or relevant as a basis for the opinion set forth below.

In giving this opinion, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity and completeness of all documents submitted to us as originals, the conformity to authentic original documents of all documents submitted to us as duplicates, certified, conformed, telecopied or photostatic copies and the authenticity of the originals of such latter documents. We have also assumed the completeness, truth and accuracy of all facts set forth in official public records, certificates and documents supplied or otherwise conveyed to us by public officials and by officers and representatives of the Corporation. We have not independently verified any factual matters.

This opinion is based upon the current provisions of the Income Tax Act (Canada) and the Income Tax Regulations, which are collectively referred to as the Canadian Tax Act, and our understanding of the current published administrative and assessing policies and practices of the Canada Revenue Agency (the “CRA”). This opinion also takes into account all specific proposals to amend the Canadian Tax Act that have been publicly announced by or on behalf of the Minister of Finance (Canada) prior to the date hereof, which are collectively referred to as the Canadian Tax Proposals, and assumes that all such Canadian Tax Proposals will be enacted in the form proposed. No assurance can be given that the Canadian Tax Proposals will be enacted in the form proposed or at all.

This opinion is limited to the Canadian federal income tax considerations set forth in the Registration Statement and it does not address any provincial, territorial or foreign tax considerations.

Our opinion does not otherwise take into account or anticipate any changes in law, administrative policy or assessing practice, whether by way of legislative, regulatory, judicial or administrative action or interpretation. A change in the authorities upon which our opinion is based could affect the conclusions expressed herein. We undertake no obligation to update or supplement this opinion to reflect any changes of law or fact.

Our opinion is not binding upon the CRA or any court. Thus, no assurance can be given that a position taken in reliance on our opinion will not be challenged by the CRA or rejected by a court.

On the basis of and subject to the foregoing and in reliance on the assumptions described above, subject to the limitations set forth in the Registration Statement, we are of the opinion that the statements of law in the Registration Statement under the heading “Canadian Federal Income Tax Information” fairly summarize the principal Canadian federal income tax considerations under the Canadian Tax Act generally applicable to a holder who acquires the Shares and who, for the purposes of the Canadian Tax Act and at all relevant times: (i) is not (and is not deemed to be) resident in Canada, (ii) beneficially owns the Shares as capital property, (iii) deals at arm’s length with, and is not affiliated with the Corporation or the underwriters and (iv) will not use or hold (and will not be deemed to use or hold) the Shares in, or in the course of, carrying on a business in Canada.

This opinion is furnished to you solely in connection with the Registration Statement and may not be relied upon by anyone else or used for any other purposes without our prior written consent, provided, however, that it may be relied upon by persons entitled to rely on it pursuant to applicable provisions of U.S. federal securities laws.

We hereby consent to the filing of this opinion as Exhibit 8.1 to the Registration Statement and to the use of our name under the caption “Legal Matters” in the prospectus included in the Registration Statement. In giving this consent, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder, nor do we hereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term “experts” as used in the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Yours truly,

(s) BCF LLP